GENETHERA ENTERS INTO EXCLUSIVE COLLABORATION AGREEMENT WITH HUDSON ROBOTICS INC.

March 4, 2015 Global Newswire;GeneThera Inc. (OTC: GTHR) and Hudson Robotics Inc. announced today that they have entered into a worldwide exclusive collaboration agreement to develop the next generation of Integrated Automated Robotic Systems (IARS) molecular diagnostic platform for animal testing of Tuberculosis and Paratuberculosis. As part of the exclusive collaboration agreement, Hudson Robotics will receive a 10% equity ownership of GeneThera stock.Dr. Tony Milici, CEO of GeneThera, stated "This collaboration agreement with Hudson Robotics, a world leading designer of Integrated Automation Robotic Systems, is a fundamental turning point for GeneThera. Hudson Robotics’ and GeneThera’s molecular diagnostic and robotic platform is the most advanced system designed to date for animal diagnostics. This platform has the potential of changing the way animal testing will be done in the future. Together with Hudson, we will build networks of laboratories anywhere in the world using IARS laboratory automated and informatics systems for the molecular diagnostics of animal diseases.”

Phil Farrelly, President of Hudson Robotics, commented, “It is with great enthusiasm that we have entered into this exclusive collaboration agreement with GeneThera. Hudson Robotics has been on the forefront of integrated robotic automation, equipment and software development since 1983. GeneThera's animal molecular testing platform is a perfect fit for our integrated robotic technology. We believe that our close association with GeneThera’s laboratory operations will further improve our ability to design and develop even more advanced integrated automation systems.”

Mycobacterium Avium Paratuberculosis (MAP) is the causative agent of Johne’s Disease also known as Paratuberculosis. Johne’s Disease

(JD) is a globally devastating incurable chronic inflammatory intestinal disease of dairy cow, sheep and goats. It has been estimated that over 70% of the dairy cowherd in the US alone are infected with MAP. A large number of studies have shown a relation between JD and Crohn’s disease, a severe and possibly lethal chronic inflammatory disease of the human intestine. MAP is resistant to standard pasteurization procedures. Recent studies have also shown baby formula samples were positive for MAP infection.

About GeneThera, Inc.

GeneThera, Inc. is a molecular biotechnology company located in Westminster, Colorado. The Company's proprietary diagnostic solution is based on a genetic expression assay, GES and Johne’s disease management system, HERDCHECK, designed to function on a highly automated Fluorogenic PCR platform. This platform enables GeneThera to offer tests that are presently not available from other technologies. The GES and HERDCHECK systems are designed for a host of individual diseases, the current priority being Johne's disease.

http://www.genethera.net

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends," "believes," and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About Hudson Robotics Inc.

Hudson Robotics, Inc. is a biotechnology company that provides instruments, software and solutions to the laboratory robotics life science research industry. Hudson Robotics has innovated many of the methods and practices commonly used today in the lab robot systems and software. Hudson Robotics is pioneering methods of developing automated lab systems that download instruction from the Internet and react intelligently to changes in the system or environment. Hudson specializes in integrating users’ existing and new instruments into laboratory automation solutions.

For further information, please contact:

Tony Milici MD, Ph.D.

GeneThera Inc.

303 439-2085